                  THIRD RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 INTERCEL, INC.

                 InterCel, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

                 1. InterCel, Inc. (the "Corporation") was originally incorporated on April 3, 1991, and its original Certificate of Incorporation was filed with the Secretary of the State of Delaware on the same date. A Restated Certificate of Incorporation was filed with the Secretary of the State of Delaware on June 3, 1992. A Second Restated Certificate of Incorporation was filed with the Secretary of the State of Delaware on January 11, 1996.

                 2. The Board of Directors of the Corporation, at a meeting duly called and held in accordance with the By-laws of the Corporation and Section 141 of the Delaware General Corporation Law, duly adopted resolutions proposing and declaring advisable the adoption of the Third Restated Certificate of Incorporation of the Corporation in the form attached hereto.

                 3. Holders of at least a majority of the outstanding shares of common stock of the Corporation, constituting the only outstanding voting securities of the Corporation, at an annual meeting duly called and held in accordance with the By-laws of the Corporation and Section 211 of the Delaware General Corporation Law, duly approved the Third Restated Certificate of Incorporation in the form attached hereto.

                 4. Having been duly adopted pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions previously filed with the Secretary of the State of Delaware on April 3, 1991, on June 3, 1992 and on January 11, 1996.

                 5. The text of the Certificate of Incorporation of InterCel, Inc. hereby is amended and restated to read in its entirety as follows:

                                    ARTICLES

NAME

                 The name of the corporation is InterCel, Inc. (the "Corporation").

REGISTERED OFFICE AND AGENT

                 The registered office of the Corporation shall be located at 1013 Centre Road, Wilmington, Delaware 19805. The registered agent of the Corporation at such address shall be Corporation Service Company.
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DURATION

                 The Corporation shall have perpetual existence.

PURPOSE AND POWERS

                 The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law. The Corporation shall have all power necessary or helpful to engage in such acts and activities.

CAPITAL STOCK

         Authorized Shares

                 The aggregate number of shares of stock which the Corporation shall have the authority to issue is 56,000,000. 1,000,000 of such shares shall be Preferred Stock, having a par value of $.01 per share ("Preferred Stock"). 55,000,000 of such shares shall be Common Stock, all of one class, having a par value of $.01 per share ("Common Stock").

         Preferred Stock

                 The Board of Directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this
ARTICLE 5, to provide, by resolution and filing a certificate pursuant to the applicable provision of the Delaware General Corporation Law, for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and such rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                 (A) The number of shares constituting that series and the distinctive designation of that series;

                 (B) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                 (C) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                 (D) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                 (E) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                 (F) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                 (G) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                 (H) Any other relative rights, preferences and limitations of that series.

         COMMON STOCK

                 The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate filed to establish the respective series of Preferred Stock. Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.

                 (A) Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

                 (B) In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, after there shall have been paid, or set aside for payment, to the holders of shares of any class having preference over the Common Stock in the event of dissolution, liquidation or winding up, the full preferential amounts to which they are respectively entitled, then the holders of shares of Common Stock shall participate equally with the holders of shares of any other class or series of stock entitled to participate with the Common Stock in the event of dissolution, liquidation or winding up in the distribution of any remaining assets of the Corporation.

                 (C) Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the corporation and, share for
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share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders.

         REDEMPTION

                 Notwithstanding any other provision of this Certificate of Incorporation to the contrary, outstanding shares of stock of the Corporation shall always be subject to redemption by the Corporation, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken, pursuant to Section 151(b) of the Delaware General Corporation Law or any other applicable provision of law, to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries, which license or franchise is conditioned upon some or all of the holders of the Corporation's stock possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows:

                 (A) The redemption price of the shares to be redeemed pursuant to this SECTION 5.4 shall be determined by the Board of Directors and shall be at least equal to the lesser of (i) the Fair Market Value (as defined herein) or (ii) if such stock was purchased by a Disqualified Holder (as defined herein) within one year of the Redemption Date (as defined herein), such Disqualified Holder's purchase price for such shares;

                 (B) The redemption price of such shares may be paid in cash, Redemption Securities (as defined herein) or any combination thereof;

                 (C) If fewer than all shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;

                 (D) At least 30 days' written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

                 (E) From and after the Redemption Date, any and all rights of whatever nature that may be held by the owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares) shall cease and terminate, and such owners shall thenceforth be entitled only to receive, with respect to such shares, the cash or Redemption Securities payable upon redemption; and

                 (F) Such other terms and conditions as the Board of Directors shall determine.

For purposes of this SECTION 5.4:

                 (i) "Disqualified Holder" shall mean any holder of shares of stock of the Corporation whose holding of such stock, either individually or when taken together with the holding of shares of stock of the Corporation by any other holders, may result, in the judgment of the Board of Directors, in the loss of, or the failure to secure the reinstatement of, any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries.

                 (ii) "Fair Market Value" of a share of the Corporation's stock of any class or series shall mean the average Closing Price (as defined herein) for such a share for each of the 45 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to paragraph (D) of this SECTION 5.4; provided, however, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board of Directors in good faith. "Closing Price" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

                 (iii) "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to this SECTION 5.4.

                 (iv) "Redemption Securities" shall mean any debt or equity securities of the Corporation, any of its subsidiaries or any other corporations, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to paragraph (D) of this
                          SECTION 5.4, at least equal to the price required to be paid pursuant to paragraph (A) of this SECTION 5.4 (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

         ACTION BY STOCKHOLDERS

                 Any action required or permitted to be taken at a stockholders' meeting may be taken without a meeting if the action is taken by a unanimous vote of persons who would be entitled to vote with respect to the action at a meeting. The action must be evidenced by one or more written consents describing the action taken, signed by all of the stockholders who would be entitled to vote with respect to the action at a meeting, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

BOARD OF DIRECTORS

         ELECTION

                 The number of directors which shall constitute the entire Board of Directors shall not be fewer than three nor more than fifteen. Within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors. The Board of Directors shall nominate candidates to stand for election as directors; in addition, other candidates may be nominated by any Corporation stockholder, provided such other nomination(s) are submitted in writing to the secretary of the Corporation no later than 90 days prior to the meeting of stockholders at which such directors are to be elected, together with the identity of the nominator and the number of shares of the Corporation's stock owned, directly or indirectly, by the nominator. Directors need not be stockholders.

                 Effective as of the annual meeting of stockholders in 1992, the Board of Directors shall be divided into three classes (designated as Class I, Class II, and Class III), as nearly equal in number as possible. The initial term of office of Class 1 directors shall expire at the annual meeting of stockholders in 1993, that of Class II directors shall expire at the annual meeting in 1994, and that of Class III directors shall expire at the annual meeting in 1995, and in all cases as to each director until his or her successor shall be elected and shall qualify, or until his or her earlier resignation, removal from office, death or incapacity.

                 Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be elected and qualified.

                 If the number of directors is changed by resolution of the Board of Directors pursuant to this ARTICLE 6, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

                 The directors remaining in office acting by a majority vote, or a sole remaining director, although less than a quorum, may fill any vacancies in the Board of Directors, however occurring, whether by an increase in the number of directors, death, resignation, retirement, disqualification, removal from office or otherwise. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been elected and qualified, or until his or her earlier resignation, removal from office, death or incapacity.

         AMENDMENT OF BY-LAWS

                 In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the By-laws of the Corporation.

         ELIMINATION OF LIABILITY

                 No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director:

                 (A) for any breach of the director's duty of loyalty to the Corporation or its stockholders;

                 (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

                 (C) for the types of liability set forth in Section 174 of the Delaware General Corporation Law; or

                 (D) for any transaction from which the director received any improper personal benefit.

         INDEMNIFICATION

                 Unless expressly prohibited by law, the Corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The Corporation shall advance necessary funds for such indemnification as requested by the director or officer being indemnified as allowed by law.

ARRANGEMENT WITH CREDITORS

                 Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the state of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the same reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

AMENDMENT OF CERTIFICATE OF INCORPORATION

                 The Corporation reserves the right, at any time and from time to time, to amend, alter, change, or repeal any provision contained in this Certificate of

Incorporation, and other provisions may be added or inserted, in the manner now or hereafter prescribed by law, except that SECTIONS 5.5, 6.1, 6.3, 6.4 and this ARTICLE 8 may not be altered, amended or repealed except by the affirmative vote of at least two-thirds of the shares entitled to vote thereon and the affirmative vote of a majority of the members of the entire Board of Directors; and all rights, preferences, and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights herein reserved.

                                    *  *  *

                 IN WITNESS WHEREOF, InterCel, Inc. has caused this Third Restated Certificate of Incorporation to be signed and attested by its duly authorized officers, this 6th day of June, 1996.

                                     INTERCEL, INC.


                                     By       /x/Robert K. Mills
                                       -------------------------------
                                     Name:  Robert K. Mills
                                     Title:  Vice-President, Treasurer

ATTEST:


/x/Lorena G. Turner
--------------------------
Name:  Lorena G. Turner
Title:  Assistant Secretary